As Filed with the Securities and Exchange Commission on December  10, 2004
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
APPLIED DIGITAL SOLUTIONS, INC.
(Exact name of Registrant as specified in its charter)

MISSOURI	43-1641533
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1690 South Congress Avenue, Suite 200
Delray Beach, Florida 33445
(561) 805-8000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Offer of Employment Letters, Non-Qualified Stock Option Awards and Consulting Agreement
(Full title of the plans)

Scott R. Silverman
Chief Executive Officer
1690 South Congress Avenue, Suite 200
Delray Beach, Florida 33445
Phone: (561) 805-8000
Fax: (561) 805-8001
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all correspondence to:
Harvey Goldman, Esq.
Holland & Knight LLP
701 Brickell Avenue, Suite 3000
Miami, Florida 33131-5441
Phone: (305) 789-7506
Fax: (305) 349-2238

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(3)(4)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, $0.01 par value per share	145,000 shares	$5.60	$812,000	$102.88

(1)	This registration statement registers an aggregate of 145,000 shares of Applied Digital Solutions, Inc.’s (the “Company”) common stock, authorized for issuance under the terms of stock option grants, which were issued as an inducement to employment, or as an inducement to provide services to the Company as a director or independent consultant.

(2)	Pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, the proposed offering price and registration fee have been calculated on the basis of the average of the high and low trading prices for the common stock on December 3, 2004, as reported on the Nasdaq SmallCap Market.

(3)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, to the extent additional shares of Company common stock may be issued or issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions, this registration statement is hereby deemed to cover all of such additional shares of common stock.

(4)	The letter of offer of employment between the Company and Angela Fulcher dated March 3, 2004 (the “Fulcher Offer Letter”) provides for an option grant to acquire 10,000 shares of the Company’s common stock. The option grant was provided to Ms. Fulcher as an inducement to her employment with the Company. Ms. Fulcher serves as the Company’s Vice President, Marketing and Communications. The Fulcher Offer Letter qualifies as an Employee Benefit Plan as defined under Rule 405 of Regulation C.

(4)	The letter of offer of employment between the Company and Jay McKeage dated June 16, 2004 (the “McKeage Offer Letter”) provides for an option grant to acquire 100,000 shares of the Company’s common stock. The option grant was provided to Mr. McKeage as an inducement to his employment with the Company. Mr. McKeage serves as the Company’s Vice President, Business Development. The McKeage Offer Letter qualifies as an Employee Benefit Plan as defined under Rule 405 of Regulation C.
(4)	The consulting service agreement between the Company and Ovations International dated December 24, 2002 (the “Ovations Consulting Agreement”), provides for an option grant to acquire 10,000 shares of the Company’s common stock in exchange for performing media relations and public relations services for the Company. The term of the Ovations Consulting Agreement was eight months unless terminated earlier by either party. The Ovations Consulting Agreement qualifies as an Employee Benefit Plan as defined under Rule 405 of Regulation C.

(4)	On January 12, 2004, options to purchase 25,000 shares of the Company’s common stock were granted to Mr. J. Michael Norris under the terms of two Non-Qualified Stock Option Awards (the “Stock Option Awards” in consideration for Mr. Norris’ becoming a member of the Company’s Board of Directors). The Stock Option Awards qualify as Employee Benefit Plans as defined under Rule 405 of Regulation C.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

[Items 1 and 2 are inapplicable and have been omitted.]

Item 3. Incorporation of Documents by Reference.

The following documents filed by us with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference in this registration statement:
a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Commission on March 15, 2004, and as amended on September 24, 2004;

b)	The Company’s Current Report on Form 8-K filed with the Commission on March 16, 2004;

c)	The Company’s Current Report on Form 8-K filed with the Commission on April 5, 2004;

d)	The Company’s Current Report on Form 8-K filed with the Commission on April 15, 2004;

e)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed with the Commission on May 5, 2004, and as amended on May 24, 2004;

f)	The Company’s Current Report on Form 8-K filed with the Commission on May 7, 2004;

g)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the Commission on August 3, 2004;

h)	The Company’s Current Report on Form 8-K filed with the Commission on August 5, 2004;

i)	The Company’s Current Report on Form 8-K filed with the Commission on October 13, 2004;

j)	The Company’s Current Report on Form 8-K filed with the Commission on October 22, 2004;

k)	The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, filed with the Commission on November 3, 2004;

l)	The Company’s Current Report on Form 8-K filed with the Commission on November 3, 2004;

m)	The Company’s Current Report on Form 8-K filed with the Commission on November 4, 2004;

n)	The Company’s Current Report on Form 8-K filed with the Commission on November 10, 2004;

o)	The Company’s Current Report on Form 8-K filed with the Commission on December 6, 2004 and all other reports, if any, filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended December 31, 2003; and

p)	The description of the Company’s common stock contained in the registration statement on Form 8-A filed with the Commission on May 5, 1995 under Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purposes of updating the description of the common stock.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein, in an amendment hereto, or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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Item 4. Description of Securities.

Not applicable; the class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Sections 351.355(1) and (2) of The General and Business Corporation Law of the State of Missouri provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses. Section 351.355(3) provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred in connection with such action, suit or proceeding. Section 351.355(7) provides that a corporation may provide additional indemnification to any person indemnifiable under subsection (1) or (2), provided such additional indemnification is authorized by the corporation’s articles of incorporation or an amendment thereto or by a shareholder-approved bylaw or agreement, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct or which involved an accounting for profits pursuant to Section 16(b) of the Exchange Act of 1934.

The bylaws of the Registrant provide that the Registrant shall indemnify, to the full extent permitted under Missouri law, any director, officer, employee or agent of the Registrant who has served as a director, officer, employee or agent of the Registrant or, at the Registrant’s request, has served as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Registrant has entered into an indemnification agreement with each officer and director of the Registrant (an “Indemnitee”) which provides for the indemnification described herein. The Registrant is also obligated to advance expenses an Indemnitee may incur in connection with such actions before resolution of the action, and the Indemnitee may sue to enforce his or her right to indemnification or advancement of expenses. The Registrant also maintains an insurance policy insuring its directors and officers against liability for certain acts and omissions while in their official capacities.

There is no litigation and neither the Registrant nor any of its directors know of any threatened litigation which might result in a claim for indemnification by any director or officer.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to such provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

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Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1
Fourth Restated Articles of Incorporation of the Registrant filed with the Secretary of State of Missouri on August 26, 2003 (incorporated by reference to Exhibit 4.8 to the Registrant’s Registration Statement on Form S-1 (File No. 333-108338) filed with the Commission on August 28, 2003)

4.2
Amendment of Fourth Restated Articles of Incorporation of the Registrant filed with the Secretary of State of Missouri on March 19, 2004 (incorporated by reference to Exhibit 3.14 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on May 5, 2004)

4.3
Amended and Restated Bylaws of the Registrant dated March 31, 1998 (incorporated by reference to Exhibit 4.7 to the Registrant’s Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-102165) filed with the Commission on April 14, 2003)

4.4	Form of Letter of Offer of Employment

4.5	Consulting Services Agreement by and between the Registrant and Ovations International

4.6	Non-Qualified Stock Option Award

4.7	Non-Qualified Stock Option Award

5.1	Opinion of Holland & Knight LLP

23.1	Consent of Eisner LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Holland & Knight LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing registration statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delray Beach, State of Florida, on December 9, 2004.

                                                        APPLIED DIGITAL SOLUTIONS, INC.
By:    /s/ Scott R. Silverman
  Scott R. Silverman
 Chairman and Chief Executive Officer

POWER OF ATTORNEY

The undersigned constitutes and appoints Evan C. McKeown as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign the Applied Digital Solutions, Inc. Registration Statement on Form S-8 with respect to the common stock to be issued under the plans described herein and any and all amendments thereto (including post-effective amendments) or certificates that may be required in connection with such registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary or advisable in connection therewith, as fully to all intents and purposes as he or she might or could in person, hereby ratifying and confirming all that said attorney-in-fact and agent, and each or either of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott R. Silverman	Chairman of the Board of Directors and Chief	December 9, 2004
(Scott R. Silverman)	Executive Officer (Principal Executive Officer)

/s/ Kevin H. McLaughlin	President and Chief Operating Officer	December 9, 2004
(Kevin H. McLaughlin)

/s/ Evan C. McKeown	Senior Vice President and Chief Financial	December 9, 2004
(Evan C. McKeown)	Officer (Principal Financial Officer)

/s/ Lorraine M. Breece	Vice President and Chief Accounting	December 9, 2004
(Lorraine M. Breece)	Officer (Principal Accounting Officer)

/s/ J. Michael Norris	Director	December 9, 2004
(J. Michael Norris)

/s/ Daniel E. Penni	Director	December 9, 2004
(Daniel E. Penni)

/s/ Dennis G. Rawan	Director	December 9, 2004
(Dennis G. Rawan)

	Director	December 9, 2004
(Constance K. Weaver)

/s/ Michael S. Zarriello	Director	December 9, 2004
(Michael S. Zarriello)

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EXHIBIT INDEX

Exhibit No.	Description

4.1
Fourth Restated Articles of Incorporation of the Registrant filed with the Secretary of State of Missouri on August 26, 2003 (incorporated by reference to Exhibit 4.8 to the Registrant’s Registration Statement on Form S-1 (File No. 333-108338) filed with the Commission on August 28, 2003)

4.2
Amendment of Fourth Restated Articles of Incorporation of the Registrant filed with the Secretary of State of Missouri on March 19, 2004 (incorporated by reference to Exhibit 3.14 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on May 5, 2004)

4.3
Amended and Restated Bylaws of the Registrant dated March 31, 1998 (incorporated by reference to Exhibit 4.7 to the Registrant’s Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-102165) filed with the Commission on April 14, 2003)

4.4	Form of Letter of Offer of Employment

4.5	Consulting Services Agreement by and between the Registrant and Ovations International

4.6	Non-Qualified Stock Option Award

4.7	Non-Qualified Stock Option Award

5.1	Opinion of Holland & Knight LLP

23.1	Consent of Eisner LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Holland & Knight LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

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